UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CNO FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3108137
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11825 North Pennsylvania Street
Carmel, Indiana	46032
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A .(d), check the following box.  ☐

Securities Act registration statement file number to which the form relates:  N/A (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

This Form 8-A/A is being filed to update the description of preferred share purchase rights of CNO Financial Group, Inc. (the “Company”), which were previously registered under the Securities Exchange Act of 1934, as amended, pursuant to the Company’s Form 8-A filed on January 20, 2009 (the “Original Registration Statement”).

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 of the Original Registration Statement is hereby amended by incorporating by reference into this Form 8-A/A the content of Item 1.01 of the Current Report on Form 8-K of the Company filed on December 6, 2011. Such Form 8-K describes the Amended and Restated Section 382 Rights Agreement, dated as of December 6, 2011 (the “Amended Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, that amends and restates that certain Section 382 Rights Agreement, dated as of January 20, 2009, between the Company and the Rights Agent described in the Original Registration Statement.  A copy of the Amended Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

3.1
Certificate of Designations of Series B Junior Participating Preferred Stock of CNO Financial Group, Inc. (Incorporated by reference to Exhibit 3.1 of CNO Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on December 6, 2011).

3.2
Certificate of Elimination of Series A Junior Participating Preferred Stock of CNO Financial Group, Inc. (Incorporated by reference to Exhibit 3.2 of CNO Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on December 6, 2011).

4.1
Amended and Restated Section 382 Rights Agreement, dated as of December 6, 2011, between the CNO Financial Group, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent, which includes the Certificate of Designations for the Series B Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. (Incorporated by reference to Exhibit 4.1 of CNO Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on December 6, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CNO FINANCIAL GROUP, INC.

Date: December 6, 2011	By:	/s/ Karl W. Kindig
Karl W. Kindig
Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1
Certificate of Designations of Series B Junior Participating Preferred Stock of CNO Financial Group, Inc. (Incorporated by reference to Exhibit 3.1 of CNO Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on December 6, 2011).

3.2
Certificate of Elimination of Series A Junior Participating Preferred Stock of CNO Financial Group, Inc. (Incorporated by reference to Exhibit 3.2 of CNO Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on December 6, 2011).

4.1
Amended and Restated Section 382 Rights Agreement, dated as of December 6, 2011, between the CNO Financial Group, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent, which includes the Certificate of Designations for the Series B Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. (Incorporated by reference to Exhibit 4.1 of CNO Financial Group, Inc.’s Current Report on Form 8-K, filed with the SEC on December 6, 2011).